Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Guardian Metal Resources PLC of our report dated December 16, 2025 relating to the financial statements of Guardian Metal Resources PLC, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF Littlejohn LLP
PKF Littlejohn LLP
London, United Kingdom
February 26, 2026